POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby authorizes David Mathews and Spiro Fotopoulos of PRA International (the
"Company"), to execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and director of the Company, Forms
3,
4 and 5, and any amendments thereto, and cause such form(s) to be filed with the United States Securities and Exchange Commission pursuant to
Section 16(a) of the Securities Exchange Act of 1934, relating to the undersigned's beneficial ownership of securities in the Company.  The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This
Power of Attorney shall remain in
full force and effect until the
undersigned is no longer required to file
Forms 3, 4 and 5 with respect
to the undersigned's holdings of, and
transactions in, securities issued
by the Company, unless earlier revoked
by the undersigned in a signed
writing delivered to the foregoing
attorneys-in-fact.
IN WITNESS
WHEREOF, the undersigned has cause this
Power of Attorney to be executed
as of this 7th day of February, 2006.

/s/ Gail O'Mullan
 Gail
O'Mullan